UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2020

India Globalization Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

 Commission File Number: 001-32830

Maryland	20-2760393
(State or other jurisdiction of incorporation)	(I.R.S Employer Identification Number)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (301) 983-0998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

August 11, 2020

Item 8.01.	Other Events.

India Globalization Capital, Inc. (“IGC” or the “Company”) (NYSE: IGC) announced today two recent events related to its Life Sciences business line.

On July 30, 2020, the U.S. Food and Drug Administration (FDA) notified IGC that it has authorized the Company to initiate a Phase 1 human trial study for the Company’s investigational cannabinoid formulation for the treatment of patients suffering from mild to severe dementia due to Alzheimer’s disease. After completion of administrative tasks, the Company plans to begin enrolling patients suffering from Alzheimer’s-related dementia for an safety Multiple Ascending Dose (MAD) Study. Conducting a trial is no guarantee that the formulation will prove to have the desired efficacy or that a new drug will be approved.

On August 5, 2020, the United States Patent and Trademark Office (“USPTO”) issued the Company a patent (#10751300) for the Company’s cannabinoid formulation (IGC-502) for the treatment of seizures in humans and veterinary animals. The Company had previously reported on July 8, 2020 that it had received a Notice of Allowance for IGC-502.

Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, or the negatives thereof, and other variations thereon or comparable terminology. Such statements are based on currently available information, which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business. Our success is highly correlated with the success of our product candidates. We may not be able to protect our intellectual property adequately or receive patents. We may not receive regulatory approval for our products, or trials. An additional risk factor worth highlighting specifically related to this patent licensing is that the patent application we have licensed may not be granted by the USPTO, even if the Company is in full compliance with USPTO requirements. We may not have adequate resources including financial resources to successfully conduct the requisite trials, to bring a product based on the above-referenced patented formulation to market, or to pay applicable maintenance fees over time. We may not be able to successfully commercialize our products even if they are successful and receive regulatory approval. Our projections anticipate stable pricing, which may not hold out over the next several years. Failure or delay with respect to any of the factors above could have a material adverse effect on our business, future results of operations, our stock price, and our financial condition. Precautions including social distancing, travel restrictions, among others, surrounding the Covid-19 pandemic could lead to delays and a more expensive trial.  These and other risks are detailed from time to time in our filings with the U.S. Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements. Forward-looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. The Risk Factors identified in the Company’s annual report, filed on Form 10-K with the SEC on July 13, 2020, and in the Company’s quarterly reports, filed on Form 10-Q with the SEC on November 5, 2019 and February 10, 2020, are incorporated herein by reference.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this disclosure will in fact occur.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                        Description

99.1                                   Press Release dated August 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: August 11, 2020	By:	/s/ Claudia Grimaldi
Claudia Grimaldi
Vice President and PFO